EXHIBIT 1.1

€700,000,000

€500,000,000

FOMENTO ECONÓMICO MEXICANO, S.A.B. DE C.V.

0.500% Senior Notes due 2028

1.000% Senior Notes due 2033

Underwriting Agreement

April 22, 2021

HSBC Bank plc
J.P. Morgan Securities plc
Merrill Lynch International

as Representatives of the Underwriters

c/o

HSBC Bank plc
8 Canada Square
London E145HQ
United Kingdom

J.P. Morgan Securities plc
25 Bank Street
Canary Wharf
Floor 04
London E14 5JP
United Kingdom

and

Merrill Lynch International
2 King Edward Street
London EC1A 1HQ
United Kingdom

Ladies and Gentlemen:

Fomento Económico Mexicano, S.A.B. de C.V. (the “Company”), a publicly listed variable capital corporation (sociedad anónima bursátil de capital variable) organized under the laws of the United Mexican States (“Mexico”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters (the “Underwriters”) for which you are acting as representatives (the “Representatives”), €700,000,000 million principal amount of its 0.500% Senior Notes due 2028 (the “2028 Notes”) and €500,000,000 million principal amount of its 1.000% Senior Notes due 2033 (the “2033 Notes” and, together with the 2028 Notes, the “Notes”). The Notes will be issued pursuant to the Indenture dated as of April 8, 2013 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the sixth supplemental indenture to be dated as of April 28, 2021, between the Company and the Trustee (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Company hereby confirms its agreement with the Underwriters concerning the purchase and resale of the Notes, as follows:

1.Purchase and Resale of the Notes.

(a)The Company agrees to issue and sell the Notes to the Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of 2028 Notes and 2033 Notes set forth opposite such Underwriter’s name on Schedule 1 hereto at a purchase price equal to 99.447 and 99.033% respectively, of the principal amount thereof, plus accrued interest from April 28, 2021 to, but not including, the Closing Date. The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

(b)The Company acknowledges and agrees that the Underwriters may offer and sell Notes to or through any affiliate of any Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.

(c)The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is, and has been, acting solely as a principal and is not the agent or fiduciary of the Company directly or indirectly, (iii) no Underwriter has assumed, or will assume, an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any similar obligation to the Company with respect to the offering of the Notes contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

2.Payment and Delivery.

(a)The Notes to be purchased by each Underwriter hereunder will be represented by one or more definitive global Notes in book-entry form which will be deposited by or on behalf of the Company with a common depository for Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear” and, together with Clearstream and any other relevant clearing system designated by the Representatives, the “Clearing Systems”). The Company will deliver the Notes to JP Morgan Securities plc (the “B&D Agent”), for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the B&D Agent at least forty-eight hours in advance, by causing the Clearing Systems to credit the Notes to the account of the B&D Agent through the facilities of the Clearing Systems. The Company will cause the certificates representing the Notes and final drafts of the documents referred in clause (b) below to be made available to the Representatives for inspection at least twenty-four hours prior to the Closing Date (as defined below) at the office of Skadden, Arps, Slate, Meagher & Flom LLP, located at One Manhattan West, New York, New York 10001, or such other places as the Representatives and the Company may agree upon (the “Designated Office”). The time and date of such delivery and payment shall be 10:00 a.m., London, United Kingdom time, on April 28, 2021, or such other time and date as the Representatives and the Company may agree upon in writing (such date and time of delivery and payment for the Notes is hereinafter referred to as the “Closing Date”).

(b)The documents to be delivered on the Closing Date by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross-receipt for the Notes and any additional documents reasonably requested by the Underwriters, will be delivered at the Designated Office.

3.Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees with each Underwriter that:

(a)The Company meets the requirements for use of an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) on Form F-3 that has been filed with the U.S. Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto is effective, and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued by the Commission, no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for the purpose of any of the foregoing or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering of the Notes is pending or, to the knowledge of the Company, threatened by the Commission (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Notes that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 3(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 4(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Notes (including any “road show” presentation) is hereinafter called an “Issuer Free Writing Prospectus”).

(b)No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein, it being understood that the only such information is that described in Section 7(g) hereof.

(c)For the purposes of this Agreement, the “Applicable Time” is 7:10 p.m. (London, United Kingdom time) on the date of this Agreement. The Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 4(a) hereof, (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule 2 hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein, it being understood that the only such information is that described in Section 7(g) hereof.

(d)The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein, it being understood that the only such information is that described in Section 7(g) hereof; and no such documents were filed with the Commission since the Commission’s close of business on the Business Day immediately prior to the date of this Agreement and prior to the execution of this Agreement.

(e)The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder. (i) The Registration Statement as of the applicable effective date of the Registration Statement and any amendment thereto did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) the Prospectus and any amendment or supplement thereto as of the applicable filing date and as of the Closing Date did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in the foregoing clauses (i) and (ii) above shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein, it being understood that the only such information is that described in Section 7(g) hereof.

(f)The financial statements included in the Registration Statement and the Pricing Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with International Financial Reporting Standards, as issued by the International Accounting Standards Board, applied on a consistent basis; and the schedules included in the Registration Statement present fairly the information required to be stated therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(g)Except as disclosed in the Pricing Disclosure Package and the Prospectus, since the date of the latest audited consolidated financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, (i) there has not been any material adverse change, or any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business, management, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) there has been no dividend or distribution of any kind announced, declared, paid or made by the Company on any class of its capital stock; (iii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iv) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, except where any such loss or interference would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, management, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole, or on the performance by the Company of its obligations under the Indenture, the Notes or this Agreement (a “Material Adverse Effect”).

(h)(i) Mancera, S.C., a member firm of Ernst & Young Global Limited (“EY”), who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent public accounting firm with respect to the Company and its subsidiaries, in accordance with the ethical requirements that are relevant to the audit of the consolidated financial statements in Mexico according to the “Código de Ética Profesional del Instituto Mexicano de Contadores Públicos,” and the U.S. federal securities laws and the applicable rules and regulations of the Commission and the Public Company Accounting Oversight Board.

(ii)Deloitte Accountants B.V., member of Deloitte Touche Tohmatsu Limited (“Deloitte”) who have certified certain financial statements of Heineken N.V., is an independent registered public accounting firm with respect to Heineken N.V. and its subsidiaries, within the applicable rules and regulations for the Public Company Accounting Oversight Board (United States), and within the meaning of Section 393 of Part 9 of Book 2 of the Netherlands Civil Code (the rules of independence published by the Dutch accountancy profession including the rules of independence published by Nederlandse Beroepsorganisatie van Accountants) as required by the Securities Act and the rules and regulations of the Commission thereunder, as and when required to be so in connection with the financial statements audited by it.

(i)(i) The Company has been duly incorporated and is validly existing as a sociedad anónima bursátil de capital variable under the laws of Mexico, with power and authority (corporate or otherwise) to enter into the Indenture, the Notes and this Agreement and to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus and is duly qualified to do business in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except with respect to such other jurisdictions where the failure to be so qualified or have power or authority to own its properties and conduct its business would not, individually or in the aggregate, have a Material Adverse Effect.

(ii)Each subsidiary of the Company has been duly organized and is validly existing as a corporation, company, sociedad de responsabilidad limitada or sociedad anónima or sociedad de responsabilidad limitada de capital variable or sociedad anónima de capital variable or as any other valid corporate form, as the case may be, under the laws of its jurisdiction of organization, with power and authority (corporate or otherwise) to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus and is duly qualified to do business in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except with respect to such other jurisdictions where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from any material liens, encumbrances, claims and defects.

(j)The Company has authorized capitalization as described in the Pricing Prospectus; and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(k)(i) The Base Indenture and the Sixth Supplemental Indenture have each been duly authorized, executed and delivered by the Company, and constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, concurso mercantil, quiebra, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (collectively, the “Enforceability Exceptions”); and conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

(ii)When executed and delivered by the Company and the Trustee, the Sixth Supplemental Indenture will have been duly authorized, executed and delivered by the Company and will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions; and will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

(iii)On the Closing Date, the Indenture will be duly qualified under, and will conform in all material respects to the requirements of the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(l)The Notes have been duly authorized by the Company and, when duly authenticated by the Trustee, issued and delivered by the Company pursuant to the Indenture and paid for by the Underwriters in accordance with the terms of this Agreement and the Indenture, will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture, and enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions; and the Notes will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

(m)This Agreement has been duly authorized, executed and delivered by the Company.

(n)Neither the Company nor any of its subsidiaries is (i) in violation of its estatutos sociales, charter or bylaws or similar constitutive documents; (ii) in default in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any governmental or regulatory authority or court, except, in the case of clauses (i) (other than with respect to the Company), (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)The execution, delivery and performance by the Company of the Indenture, the Notes and this Agreement, and the issuance and sale of the Notes and compliance with the terms and provisions hereof and thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, which breach, violation or default is material to the transactions contemplated by the Indenture, the Notes and this Agreement, or to the Company and its subsidiaries taken as a whole, or the estatutos sociales, charter or bylaws or similar constitutive documents of the Company or any of its subsidiaries; and the Company has full power and authority to issue and sell the Notes as contemplated by this Agreement and the Indenture.

(p)No consent, approval, authorization or order of, or filing registration or qualification with, any governmental authority, agency or body, United States federal court, New York state court, or any other court, is required to be obtained or made by the Company for the consummation of the transactions contemplated by the Indenture, this Agreement or the Notes or in connection with the issuance and sale of the Notes by the Company, or the transactions contemplated hereby and thereby, except for (i) such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or made under the Securities Act, the Exchange Act or the Trust Indenture Act and as may be required under applicable U.S. state securities, Blue Sky laws or any laws of jurisdictions outside Mexico and the United States in connection with the purchase and distribution of the Notes by the Underwriters; (ii) the notice by the Company with respect to the offering and sale of the Notes to the Comisión Nacional Bancaria y de Valores (the Mexican National Banking and Securities Commission, or the “CNBV”) pursuant to Article 7 of the Mexican Ley del Mercado de Valores (the “Mexican Securities Market Law”), and (iii) the notice by the Company with respect to the issuance of the Notes to the Servicio de Administración Tributaria (the “Tax Administration Service”).

(q)The Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are material to the Company and its subsidiaries taken as a whole, in each case free from liens, encumbrances and defects that would materially affect the value thereof or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as disclosed in each of the Pricing Prospectus and the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(r)The Company and its subsidiaries possess all material concessions, licenses, certificates, authorizations, orders or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation, rescate or modification of any such concession, license, certificate, authorization, order or permit, that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(s)No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, except for any such labor disputes that would not, individually or in the aggregate, have a Material Adverse Effect.

(t)The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, service marks, trade names and other rights to inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), patents, copyrights, licenses, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(u)Neither the Company nor any of its subsidiaries (i) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to human health and safety, the use, disposal or release of hazardous or toxic substances, wastes, pollutants or contaminants or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Company, there are no pending investigations which might lead to such a claim.

(v)Except as disclosed in each of the Pricing Prospectus and the Prospectus, there are no pending investigations, actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Notes; and no such investigations, actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated.

(w)The Company and its directors or officers, in their capacities as such, are and have been at all times in compliance, in all material respects, with each applicable provision of the U.S. Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith.

(x)The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bribery Act 2010 of the United Kingdom (the “Bribery Act”), the Mexican Federal Law for Prevention and Identification of Transactions with Illegal Resources (Ley Federal para la Prevención e Identificación de Operaciones con Recursos de Procedencia Ilícita), the Mexican Federal Criminal Code (Código Penal Federal), and, to the extent applicable, the money laundering statutes of Mexico and each other applicable jurisdiction, the rules and regulations thereunder and any related or similar statutes, rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory authorities in such jurisdictions (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court, governmental or regulatory authority or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(y)Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of their respective affiliates, directors, officers, agents or employees is currently the target of any sanctions administered by the U.S. government (including the Office of Foreign Assets Control of the U.S. Treasury Department and the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other applicable sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the target of comprehensive Sanctions, consisting, as of the date hereof, of Crimea, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”). The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person, to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, (i) is the target of Sanctions, (ii) is located, organized or resident in a Sanctioned Country, or (iii) in any other manner that would result in a violation by any person (including any person participating in the offering, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, and will not engage in any dealings or transactions with any person or entity that, at the time of such dealing or transaction, is or was the target of Sanctions or with or in any country or territory that is or was the target of Sanctions, in each case, in violation of applicable Sanctions. Each of the Underwriters established in the United Kingdom or a member state of the European Economic Area agrees that the representations and warranties set out in this Section 3(y) are not being sought by such Underwriter expect to the extent that doing so would be permissible pursuant to European Union Council Regulation (EC) 2271/96 or any similar blocking or anti-boycott law in the United Kingdom.

(z)The Company and each of its subsidiaries have filed all tax and other similar returns required to be filed and paid all Mexican, U.S. and other taxes required to be paid through the date hereof and all assessments received by them to the extent such taxes or assessments have become due and are not being contested in good faith; and except as disclosed in each of the Pricing Prospectus and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of its properties or assets except for taxes that are being contested in good faith and as to which appropriate reserves have been established by the Company and except for any failure to file, failure to pay or deficiency which, individually or in the aggregate, would not have a Material Adverse Effect.

(aa)The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb)The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and the Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc)Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of their respective affiliates, directors, officers, agents or employees has violated or is in violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the Mexican National Anti-Corruption System Law (Ley General del Sistema Nacional Anticorrupción), the Mexican Federal Criminal Code (Código Penal Federal), the Mexican General Law of Administrative Responsibilities (Ley General de Responsabilidades Administrativas), any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the Bribery Act, or any other applicable anti-bribery or anti-corruption law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA or other applicable anti-bribery or anti-corruption law) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the Bribery Act, the Mexican National Anti-Corruption System Law (Ley General del Sistema Nacional Anticorrupción), the Mexican Federal Criminal Code (Código Penal Federal), the Mexican General Law of Administrative Responsibilities (Ley General de Responsabilidades Administrativas) or other applicable anti-bribery or anti-corruption law, and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA, the Bribery Act, all equivalent provisions of Mexican law and the other applicable anti-bribery or anti-corruption laws, and have instituted, and maintain and enforce, policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. No part of the proceeds of the offering of the Notes will be used, directly or indirectly, in violation of the FCPA or any other applicable laws, rules or regulations of similar purpose and scope, each as amended as of the date hereof, or the rules or regulations thereunder.

(dd)No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, in each case other than any such prohibitions or other restrictions as would not, individually or in the aggregate, materially affect the ability of the Company to perform its obligations under the Notes.

(ee)The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds therefrom as described in the Pricing Prospectus, will not be an “investment company” as defined in the U.S. Investment Company Act of 1940.

(ff)Except as disclosed in each of the Pricing Prospectus and the Prospectus, with respect to certain payments of interest and amounts deemed interest to non-residents of Mexico, there are no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes payable by or on behalf of the Underwriters to Mexico or to any taxing authority thereof or therein in connection with (i) the delivery of the Notes by the Company to the Underwriters in the manner contemplated by this Agreement; (ii) payments of the principal, premium, if any, interest and other amounts in respect of the Notes to holders of the Notes; and (iii) the sale and delivery of the Notes by the Underwriters to subsequent purchasers thereof in accordance with the terms of this Agreement.

(gg)The Company has not taken, directly or indirectly, any action designed or that has constituted to or that could reasonably be expected to cause or result, under the Exchange Act or otherwise, in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(hh)No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Pricing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ii)The Company is subject to, and in compliance with, the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) System.

(jj)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

(kk)At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Notes and at the date hereof, the Company was not, and is not, an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(ll)The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Notes” and “Description of Debt Securities,” respectively, insofar as they purport to constitute a summary of the terms of the Notes, and under the caption “Taxation,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(mm)(i)(x) Except as otherwise disclosed in the Pricing Prospectus and the Prospectus, the Company and its subsidiaries have not been notified of, and have no knowledge of any security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”), (y) the Company and its subsidiaries have implemented and maintain commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation and security of all IT Systems and Data used in connection with their businesses; and (z) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; and (ii) the Company and its subsidiaries are presently in compliance with applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of clauses (i) and (ii), individually or in the aggregate, have a Material Adverse Effect.

(nn)Under the laws of Mexico or the United States, neither the Company nor any of its properties, assets or revenues has immunity from the jurisdiction of any court or from any legal action, suit or proceeding (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise), from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim.

(oo)This Agreement is and, when executed and delivered by the Company and the other parties thereto in accordance with the terms thereof, the Indenture and the Notes, will be in proper legal form under the laws of Mexico for the enforcement thereof against the Company. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of any of this Agreement, the Indenture or the Notes in Mexico that any such documents be filed, registered, or recorded with, or executed or notarized before, any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of, Mexico or any political subdivision thereof, other than court costs, including, without limitation, filing fees.

(pp)A final and non-appealable judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States of America located in the State of New York based upon any of this Agreement, the Indenture or the Notes would be declared enforceable against the Company in the courts of Mexico without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, as provided in, and subject to, the provisions for enforcement of foreign judgments set forth in the Pricing Prospectus and Prospectus.

4.Further Agreements of the Company. The Company covenants and agrees with each of the Underwriters:

(a)(i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus within the time period specified by Rule 424(b) under the Securities Act; (ii) to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Applicable Time, unless the Company has furnished the Representatives a copy for their review a reasonable time prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object; (iii) to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish the Representatives with copies thereof; (iv) to prepare a final term sheet, containing solely a description of the Notes, in a form approved by the Representatives, and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule; (v) to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and only for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Notes; (vi) to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission or any other governmental or regulatory agency of any stop order or of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or other prospectus in respect of the Notes or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vii) to advise the Representatives promptly of its receipt of any notification with respect to the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for additional information; (viii) to use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus or other prospectus or suspending any such qualification of the Notes; (ix) in the event of the issuance of any stop order or of any order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and (x) to advise the Representatives, promptly after receipt thereof, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto and promptly to take such steps, including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Notes by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b)From time to time to take such action as the Underwriters may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be reasonably necessary to complete the distribution of the Notes; provided that in connection therewith the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to file a general consent to service of process in any jurisdiction where it is not now so subject.

(c)To furnish the Representatives with copies of the Registration Statement in New York City in such quantities as the Representatives may reasonably request, and, during the period when the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Notes by any Underwriter or its affiliated dealer, as many copies of the Prospectus and any and all amendments and supplements to such document as the Representatives may reasonably request. During the period when the delivery of a prospectus relating to the Notes (or in lieu thereof, the notice required by Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offering or sale of the Notes by the Underwriters or any dealer, if at such time any event shall have occurred as a result of which the Prospectus or the Pricing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) or the Pricing Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Registration Statement or the Prospectus or file a new registration statement to comply with law, to notify the Underwriters and upon request by the Underwriters to file such document and to prepare and furnish without charge to each Underwriter such amendments or supplements to the Registration Statement, the Prospectus or new registration statement as may be necessary.

(d)To advise the Representatives promptly, and confirm such notice in writing, (i) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; and (ii) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Prospectus or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading. As used herein, the term “Prospectus Delivery Period” means such period of time as set forth in Rule 174 under the Securities Act (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(e)To make generally available to its security holders as soon as practicable after the date of the Pricing Prospectus a consolidated earnings statement complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f)During the period beginning from the date of the Pricing Prospectus and continuing to and including the Business Day following the Closing Date, the Company will not, without the written consent of the Representatives, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to any securities of the Company that are substantially similar to the Notes or publicly disclose the intention to make any offer, sale, pledge, disposition or filing with respect to any such securities.

(g)To pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(h)To apply the net proceeds from the sale of the Notes as described under the caption “Use of Proceeds” in the Pricing Prospectus.

(i)To assist the Underwriters in arranging for the Notes to be eligible for clearance and settlement through the Clearing Systems.

(j)To use its reasonable best efforts to list the Notes as soon as practicable following the issuance thereof at the Closing Date on the Irish Stock Exchange (now trading as Euronext Dublin).

(k)To qualify the Indenture under the Trust Indenture Act and enter into any necessary supplemental indentures in connection therewith.

(l)The Company will timely deliver (i) the notice (and any related information and notices) required to be delivered to the CNBV in respect of the offering and sale of the Notes pursuant to Article 7 of the Mexican Securities Market Law, and (ii) the notice (and any related information and notices) required to be provided to the Servicio de Administración Tributaria.

(m)To indemnify and hold harmless each Underwriter against any documentary, stamp or similar issue tax, as applicable, including any interest and penalties, on the creation, issue and sale of the Notes and on the execution and delivery of this Agreement.

(n)For so long as any of the Notes remain outstanding, to maintain an authorized agent upon whom process may be served in any legal suit, action or proceeding based on or arising under this Agreement.

5.Certain Agreements of the Company and Underwriters regarding Free Writing Prospectus.

(a)(i) The Company agrees that, other than the final term sheet prepared and filed pursuant to Section 4(a) hereof, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”) and; (ii) each Underwriter agrees that, without the prior consent of the Company and the Underwriters, other than one or more term sheets relating to the Notes containing customary information and conveyed to purchasers of Notes, it has not made and will not make any offer relating to the Notes that would constitute a Free Writing Prospectus; and (iii) any such Free Writing Prospectus the use of which has been consented to by the Company and the Underwriters (including the final term sheet prepared and filed pursuant to Section 4(a) hereof) is listed on Schedule 2 hereto.

(b)The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c)The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if reasonably requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

(d)If at any time when Notes remain unsold by the Underwriters the Company receives from the Commission a notice of objection to the use of the Registration Statement or any post-effective amendment pursuant to Rule 401(g)(2) or otherwise the Company ceases to be eligible to use the Registration Statement or an “automatic shelf registration statement,” the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form reasonably satisfactory to the Representatives, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Company will make every reasonable effort to permit the public offering and sale of the Notes to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

6.Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Notes on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)The representations and warranties of the Company contained herein will be true and correct at the Applicable Time and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement will be true and correct on and as of the Closing Date.

(b)(i) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 4(a) hereof; (ii) the final term sheet contemplated by Section 4(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act; (iii) the Registration Statement has become effective; (iv) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued by the Commission; (v) no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received by the Company; (vi) no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; (vii) no proceeding for the purpose of any of the foregoing clauses (iv), (v) or (vi) or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering of the Notes shall be pending or, to the knowledge of the Company, threatened by the Commission; and (viii) all requests for additional information on the part of the Commission shall have been complied with to the Underwriters’ reasonable satisfaction.

(c)Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) neither Standard & Poor’s Rating Services (“S&P”) nor Fitch Inc. (“Fitch”) will have downgraded the Notes or any other debt securities issued or guaranteed by the Company and (ii) neither S&P nor Fitch will have announced or given notice that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt securities issued or guaranteed by the Company (other than an announcement or notice with positive implications of a possible upgrading).

(d)Subsequent to the Applicable Time, no event or condition of a type described in Section 3(g) hereof will have occurred or will exist, which event or condition is not described in the Pricing Prospectus and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement and the Pricing Prospectus.

(e)The Company shall have complied with the provisions of Section 4(c) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement.

(f)The Representatives will have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Pricing Prospectus and, to the knowledge of such officer, the representations set forth in Section 3(a) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in Section 6(b) and 6(c) hereof.

(g)The Representatives will have received on and as of the date hereof, and on and as of the Closing Date, a certificate of the Chief Financial Officer of the Company in form and substance reasonably satisfactory to the Representatives.

(h)At the Applicable Time and on the Closing Date, EY shall have furnished to the Underwriters a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, Pricing Disclosure Package and the Prospectus; provided that the letters delivered will use a “cut-off” date no more than three Business Days prior to their respective delivery dates.

(i)At the Applicable Time and on the Closing Date, Deloitte shall have furnished to the Underwriters a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of Heineken N.V. contained or incorporated by reference in the Registration Statement, Pricing Disclosure Package and the Prospectus; provided that the letters delivered will use a “cut-off” date no more than three Business Days prior to their respective delivery dates.

(j)Cleary Gottlieb Steen & Hamilton LLP, special United States counsel to the Company, will have furnished to the Representatives, at the request of the Company, their written opinion and negative assurance letter, dated the Closing Date and addressed to the Underwriters, substantially to the effect set forth in Annex A hereto.

(k)Carlos Eduardo Aldrete Ancira, the General Counsel of the Company, will have furnished to the Representatives, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Underwriters, substantially to the effect set forth in Annex B hereto.

(l)The Representatives will have received on and as of the Closing Date the opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, special United States counsel to the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel will have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(m)The Representatives will have received on and as of the Closing Date the opinion and negative assurance letter of Ritch, Mueller, Heather y Nicolau, S.C., special Mexican counsel to the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel will have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(n)The Notes will be eligible for clearance and settlement through the Clearing Systems.

(o)All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Indenture, the Notes and this Agreement and all other legal matters relating to this Agreement and the transactions contemplated hereby and thereby will be reasonably satisfactory in all respects to the Representatives, and the Company will have furnished to Skadden, Arps, Slate, Meagher & Flom LLP, special United States counsel to the Underwriters, and to Ritch, Mueller, Heather y Nicolau, S.C., special Mexican counsel to the Underwriters, all documents and information that they may reasonably request to enable them to pass upon such matters.

(p)On or prior to the Closing Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request.

7.Indemnification and Contribution.

(a)Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses incurred by any such entity or person in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by any Underwriters through the Representatives expressly for use therein (the Company acknowledges that the only such information is that described in Section 7(g) hereof).

(b)Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 7(a) hereof, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act (the Company acknowledges that the only such information is that described in Section 7(g) hereof), and will reimburse any reasonable and documented legal fees and other expenses incurred by the Company in connection with defending any such loss, claim, damage, liability or action, as such fees and expenses are incurred.

(c)Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 7(a) or Section 7(b) hereof, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person will not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person will not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person will not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses will be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter will be designated in writing by the Representatives, and any such separate firm for the Company and any control persons of the Company will be designated in writing by the Company. The Indemnifying Person will not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 7(c), the Indemnifying Person will be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)Contribution. If the indemnification provided for in Section 7(a) and Section 7(b) hereof is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other will be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the total discounts and commissions received by the Underwriters in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Notes. The relative fault of the Company on the one hand and the Underwriters on the other will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) hereof. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 7(d) hereof will be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event will an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Notes exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and will not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g)Underwriter Information. For purposes of this Section 7 and for this Agreement generally, it shall be understood and agreed that the only information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Pricing Prospectus and the Prospectus consists of (i) the names of the Underwriters on the cover, and under the caption “Underwriting,” (ii) the second sentence of the sixth paragraph under the caption “Underwriting,” and (iii) the seventh and eight paragraphs under the caption “Underwriting.”

(h)Cumulative Remedies. The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

8.Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the Irish Stock Exchange (now trading as Euronext Dublin), New York Stock Exchange, the NASDAQ Stock Exchange or the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.) or minimum prices shall have been established on any such exchange by such exchange or by any regulatory body having jurisdiction over such exchange; (ii) trading of any securities issued or guaranteed by any of the Company shall have been suspended on any exchange in the United States or Mexico; (iii) a material disruption in securities settlement, payment or clearance services in the United States, the European Union or Mexico shall have occurred; (iv) a general moratorium on commercial banking activities shall have been declared by U.S. federal or New York State authorities or by Mexican authorities; (v) there shall have occurred any outbreak or escalation of hostilities involving the United States or Mexico or any change in the United States, the European Union, Mexican or other international financial markets or conditions or any calamity or crisis that in the judgment of the

Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Prospectus and the Pricing Prospectus; (vi) any material adverse change or development involving a prospective material adverse change in taxation, exchange controls or other applicable law or regulation in the United States, the European Union or Mexico directly affecting the Notes or the imposition of restrictions on repatriation of remittances or interest payments or dividends from Mexico, the effect of which change or development on the financial markets of the United States, the European Union, Mexico or elsewhere is such as to make it inadvisable or impracticable to market the Notes; or (vii) there shall have been such a material adverse change in the U.S., Mexican, European Union or international monetary, general economic, political or financial conditions as to make it, in the judgment of the Representatives, inadvisable to proceed with the payment for and delivery of the Notes.

9.Defaulting Underwriter.

(a)If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Notes that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Notes by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Notes, then the Company will be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Notes on such terms. If other persons become obligated or agree to purchase the Notes of a defaulting Underwriter, either the non-defaulting Underwriter or the Company may postpone the Closing Date for up to five full Business Days in order to effect any changes that in the opinion of counsel to the Company or counsel to the Underwriters may be necessary in the Pricing Prospectus and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Pricing Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

(b)If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in Section 9(a) hereof, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company will have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in Section 9(a) hereof, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in Section 9(b) hereof, then this Agreement will terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 will be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10(a) hereof and provided that the provisions of Section 7 hereof will not terminate and will remain in effect.

(d)Nothing contained herein will relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10.Payment of Expenses.

(a)Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will, subject to Section 10(b) hereof, pay or cause to be paid all reasonable and documented fees, expenses and costs incident to the performance of their respective obligations hereunder, including, without limitation, (i) the costs incident to the authorization, issuance, sale, preparation, delivery of the Notes and the registration of the Notes under the Securities Act and any taxes payable in that connection; (ii) the costs incident to the preparation and/or printing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the U.S. and Mexican counsel to the Company; (v) the fees and expenses of the independent public accountants of the Company; (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Underwriters may designate in consultation with the Company and the preparation, printing and distribution of a Blue Sky Memorandum (including any reasonable and documented related fees and expenses of counsel to the Underwriters; provided that such fees and expenses shall be subject to, and included in, the cap on counsel fees and expenses in (xii) below); (vii) all expenses and application fees related to the listing of the Notes on the Irish Stock Exchange (now trading as Euronext Dublin); (viii) any fees charged by rating agencies for rating the Notes; (ix) the fees and expenses of the Trustee and any paying agent (including any reasonable and documented related fees and expenses of any counsel to such parties); (x) all expenses and application fees incurred in connection with the approval of the Notes for book-entry transfer by the Clearing Systems; (xi) all expenses incurred by representatives of the Company or its counsel or advisors in connection with any “road show” presentation to potential investors and (xii) all reasonable and documented expenses of the Underwriters including the fees and expenses of U.S. counsel to the Underwriters and Mexican counsel to the Underwriters (in each case which shall not exceed the amount separately agreed with the Company) and the Underwriters’ own reasonable and documented out-of-pocket expenses incurred by their representatives in connection with any “road show” presentation to potential investors.

(b)If (i) the Company for any reason fails to tender the Notes for delivery to the Underwriters or (ii) the Underwriters decline to purchase the Notes for any reason permitted under this Agreement (other than under Sections 8(i), 8(iii), 8(iv), 8(v), 8(vi) or 8(vii) hereof), the Company agrees to reimburse the Underwriters for all reasonable and documented out-of-

pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

11.Persons Entitled to Benefit of Agreement. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or will be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Notes from any Underwriter will be deemed to be a successor merely by reason of such purchase.

12.Submission to Jurisdiction; Process Agent. Each of the parties hereto hereby irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any U.S. federal or New York state court located in The Borough of Manhattan, The City of New York, and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such proceeding, waives any right to the jurisdiction of other courts to which it may be entitled on account of present or future place of residence, domicile or any other reason and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation System (located at 28 Liberty Street, 42nd Floor, New York, New York 10005) as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York court by any Underwriter or by any person who controls any Underwriter, designates CT Corporation System’s address in New York City as its designated address to receive such process, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment of the Authorized Agent will not be revoked by any action taken by the Company. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents, agreements and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Personal service of process upon the Authorized Agent in any manner permitted by applicable law and written notice of such service to the Company will be deemed, in every respect, effective service of process upon each of the Company.

13.Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, on the one hand, and the Underwriters, on the other hand, contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto will survive the delivery of and payment for the Notes and will remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.Additional Amounts. If the compensation (including the Underwriters’ commissions and concessions) or any other amounts to be received by the Underwriters under this Agreement (including, without limitation, indemnification and contribution payments), as a result of entering into, or the performance of their respective obligations under, this Agreement, are subject to any present or future taxes, assessments, deductions, withholdings or charges of any nature imposed or levied by or on behalf of Mexico or any political subdivision thereof or taxing authority therein (“Mexican Taxes”), then the Company will pay to the Underwriters, an additional amount so that the Underwriters receive and retain, after taking into consideration all such Mexican Taxes, an amount equal to the amounts owed to it as compensation or otherwise under this Agreement as if such amounts had not been subject to Mexican Taxes. If any Mexican Taxes are collected by deduction or withholding, the Company will upon request provide to the Underwriters copies of documentation evidencing the payment to the proper authorities of the amount of Mexican Taxes deducted or withheld.

15.Currency. Each reference in this Agreement to Euro (the “relevant currency”), including by use of the symbol “€,” is of the essence. To the fullest extent permitted by law, the obligation of the parties in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the obligated party will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the obligated party not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

16.Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Act; (b) the term “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or Mexico City are generally authorized or obligated by law, regulation or executive order to close; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

17.Miscellaneous.

(a)Notices. All notices and other communications hereunder will be in writing and will be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters will be given to them c/o (i) HSBC Bank plc, 8 Canada Square, London E145HQ, United Kingdom, Attention: Head of Legal, Fax: +44 (20) 7992-4973; (ii) J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, Floor 04, London E14 5JP, United Kingdom, Attention: Syndicate, Fax: +44 791 706 7733; and (iii) Merrill Lynch International, 2 King Edward Street, London EC1A 1HQ, United Kingdom, Attention: Syndicate Desk, Fax: +44 (0) 20 7995 0048. Notices to the Company will be given to it at Fomento Económico Mexicano, S.A.B. de C.V., General Anaya No. 601 Pte., Colonia Bella Vista, Monterrey, Nuevo León 64410, México, Facsimile: 011-528-328-6181, Attention: Mr. Carlos Eduardo Aldrete Ancira, General Counsel.

(b)Governing Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

(c)Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

(d)Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which will be an original and all of which together will constitute one and the same instrument.

(e)Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, will in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g)Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(h)Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Mexico, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(i)Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.Recognition of the U.S. Special Resolution Regimes.

(a)Underwriter is a Covered Entity. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(b)Defined Terms. For purposes of this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.Agreement Among Underwriters.

(a)The execution of this Agreement on behalf of all the parties hereto will constitute acceptance by each Underwriter of ICMA Agreement Among Managers Version 1, together with the New York Law Schedule thereto, (the “Agreement Among Underwriters”) save that Clauses 3 and 5(3) of the Agreement Among Underwriters shall not apply.

(b)The Underwriters further agree that references in the Agreement Among Underwriters to:

(i)The “Subscription Agreement” shall mean this Agreement;

(ii)Each “Manager” and “Joint Bookrunner” shall mean each Underwriter;

(iii)“Securities” shall mean the Notes;

(iv)The “Lead Manager” shall mean the Underwriters collectively;

(v)The “Settlement Lead Manager” shall mean JP Morgan Securities plc; and

(vi)“Commitments” and “Commitment Notification” shall mean each Underwriter’s underwriting commitment as set out opposite its name in Schedule I to this Agreement.

(c)The Underwriters further agree that in case of any conflict between this Agreement and the Agreement Among Underwriters, this Agreement shall prevail.

20.UK MiFIR Product Governance Rules. Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(a)each of the Underwriters (each, a “UK Manufacturer” and, together, the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Prospectus in connection with the Notes; and

(b)the Underwriters and the Company note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Notes by the UK Manufacturers and the related information set out in the Prospectus in connection with the Notes.

21.Acknowledgment of UK Bail-in Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Company and a UK Bail-in Party, the Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts and agrees to be bound by:

(a)the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of a UK Bail-in Party to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii)the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of a UK Bail-in Party or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii) the cancellation of the UK Bail-in Liability; and

(iv)the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

The terms which follow, when used in this Section 21, shall have the meanings indicated:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Parties” means each of HSBC Bank plc, J.P. Morgan Securities plc and Merrill Lynch International, as underwriters.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

FOMENTO ECONÓMICO MEXICANO,
S.A.B. DE C.V.

By	/s/ Eugenio Garza y Garza
Name: Eugenio Garza y Garza
Title: Director of Finance and Corporate Development

By	/s/ Carlos Eduardo Aldrete Ancira
Name: Carlos Eduardo Aldrete Ancira
Title: General Counsel

CONFIRMED AND ACCEPTED,
as of the date first above written:

HSBC BANK PLC

By	/s/ S. Riley
Name:	S. Riley
Title:	Deputy General Counsel

J.P. MORGAN SECURITIES PLC

By	/s/ Raimundo Langlois
Name:	Raimundo Langlois
Title:	Managing Director

MERRILL LYNCH INTERNATIONAL

By	/s/ Adrien De Naurois
Name:	Adrien De Naurois
Title:	Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule 1 hereto

SCHEDULE 1

Underwriters	Principal Amount of 2028 Notes To Be Purchased	Principal Amount of 2033 Notes To Be Purchased

HSBC Bank plc	€233,333,000	€166,667,000
J.P. Morgan Securities plc	€233,334,000	€166,666,000
Merrill Lynch International	€233,333,000	€166,667,000
Total	€700,000,000	€500,000,000

SCHEDULE 2

FREE WRITING PROSPECTUS

1.Term sheet containing the terms of the Notes, substantially in the form of Exhibit A to this Schedule 2.

EXHIBIT A

PRICING TERM SHEET	Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-233960
Supplementing the Preliminary
Prospectus Supplement
dated April 19, 2021 and the
Dated as of April 22, 2021	Prospectus dated September 26, 2019

FOMENTO ECONÓMICO MEXICANO, S.A.B. DE C.V.

0.500% Senior Notes due 2028

1.000% Senior Notes due 2033

This pricing term sheet relates only to the Notes (as defined below) and should be read together with the preliminary prospectus supplement dated April 19, 2021 (including the documents incorporated by reference therein) relating to the offering of the Notes (the “Preliminary Prospectus Supplement”) before making a decision in connection with an investment in the Notes.  The information in this pricing term sheet supersedes the information in the Preliminary Prospectus Supplement relating to the Notes to the extent that it is inconsistent therewith.  Terms used but not defined herein have the meanings ascribed to them in the Preliminary Prospectus Supplement.  All references to Euro amounts are references to the official currency of the European Union.

Issuer:	Fomento Económico Mexicano, S.A.B. de C.V.

Securities Title:	0.500% Senior Notes due 2028 (the “2028 Notes”) 1.000% Senior Notes due 2033 (the “2033 Notes”)

Currency:	Euro

Principal Amount:	2028 Notes: €700,000,000 2033 Notes: €500,000,000

Coupon:	2028 Notes: 0.500% 2033 Notes: 1.000%

Interest Rate Step Up:

From and including May 28, 2026 in the case of the 2028 Notes, and May 28, 2031 in the case of the 2033 Notes, the interest rate payable on the Notes shall be increased by 25 basis points to 0.750% per annum, in the case of the 2028 Notes and to 1.250% per annum, in the case of the 2033 Notes, unless, in respect of the year ended December 31, 2025, in the case of the 2028 Notes, and December 31, 2030, in the case of the 2033 Notes: (i) the Sustainability Performance Targets have been satisfied and (ii) the satisfaction of the Sustainability Performance Targets has been confirmed by the External Verifier in accordance with its customary procedures.

Maturity Date:	2028 Notes: May 28, 2028 2033 Notes: May 28, 2033

Exhibit A to Schedule 2 – 1

Interest Payment Dates:	2028 Notes: May 28 of each year, commencing on May 28, 2022. 2033 Notes: May 28 of each year, commencing on May 28, 2022.

Day Count:	365-day year or 366-day year, as applicable, and actual number of days elapsed.

Reoffer Price:	2028 Notes: 99.647% of principal amount plus accrued interest from April 28, 2021. 2033 Notes: 99.233% of principal amount plus accrued interest from April 28, 2021.

Gross Proceeds to the Issuer:	2028 Notes: €697,529,000 2033 Notes: €496,165,000

Yield to Maturity:	2028 Notes: 0.551% 2033 Notes: 1.068%

Benchmark Instrument:	2028 Notes: 0.5% DBR due February 2028 2033 Notes: 0.0% DBR due February 2031

Benchmark Price and Yield:	2028 Notes: 107.03% and -0.512% 2033 Notes: 102.765% and -0.278%

Spread to Benchmark:	2028 Notes: 106.3 bps 2033 Notes: 134.6 bps

Spread to Mid-Swaps:	2028 Notes: 70 bps 2033 Notes: 88 bps

Mid-Swaps Yield:	2028 Notes: -0.149% 2033 Notes: 0.188%

Ranking:	Senior unsecured

Optional Redemption:	2028 Notes: Prior to February 28, 2028, make-whole call, in whole or in part, at Bund Rate + 20 bps. On and after February 28, 2028, par call, in whole or in part.

2033 Notes: Prior to February 28, 2033, make-whole call, in whole or in part, at Bund Rate + 20 bps. On and after February 28, 2033, par call, in whole or in part.

Optional Tax Redemption:	In whole but not in part, at par upon certain changes in withholding taxes.

Trade Date:	April 22, 2021

Settlement Date:	April 28, 2021 (T+4)

Denominations / Multiples:	€100,000 / €1,000

Ratings*:	A- / A (S&P/ Fitch)

Offering Format:	SEC-Registered

Clearing:	Euroclear / Clearstream

ISIN/Common Code:	2028 Notes: XS2337285519 / 233728551 2033 Notes: XS2337285865 / 233728586

Governing Law:	State of New York

Expected Listing:	Euronext Dublin

Joint Lead Managers and Bookrunners:	HSBC Bank plc J.P. Morgan Securities plc Merrill Lynch International

(*) A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

* * * * *

The Issuer has filed a registration statement (including the Preliminary Prospectus Supplement and the accompanying prospectus dated September 26, 2019) with the Securities and Exchange Commission (the “SEC”), for the offering of the Notes. Before you invest in the Notes, you should read the Preliminary Prospectus Supplement, the accompanying prospectus in that registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering of the Notes. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer, the underwriters or any dealer participating in the Offering will arrange to send you the Preliminary Prospectus Supplement and the accompanying prospectus if you request it by calling HSBC Bank plc at 1-866-811-8049, J.P. Morgan Securities plc at +1-866-846-2874 or Merrill Lynch International at +1-800-294-1822.

No EU PRIIPs KID — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

No UK PRIIPs KID — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Under Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes may be required, by virtue of the fact that the Notes initially will settle in four business days (T+4), to specify alternative settlement arrangements to prevent a failed settlement.

In the United Kingdom, this pricing term sheet is for distribution only to, and is only directed at, persons who (i) are investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Financial Promotion Order or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of the Notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This pricing term sheet is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this pricing term sheet relates is available only to relevant persons and will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing term sheet or any of its contents.

The offer and sale of the securities to which this pricing term sheet relates have been registered by the Issuer with the SEC by means of a registration statement on Form F-3ASR (Registration No. 333-233960). This pricing term sheet shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Notes have not been and will not be registered with the Mexican National Securities Register (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) and may not be publicly offered or sold in Mexico. The Notes may be offered or sold to investors that qualify as institutional or accredited investors pursuant to the private placement exemption set forth in the Mexican Securities Market Law (Ley del Mercado de Valores) and regulations thereunder.

This notice does not constitute an offer to sell or a solicitation of an offer to buy or an advertisement in respect of the Notes in any province or territory of Canada other than the provinces of Alberta, British Columbia, Nova Scotia, Ontario, Québec and Saskatchewan, and in those permitted provinces only to investors that are “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

* * * * *

ANNEX A-1

FORM OF OPINION OF U.S. COUNSEL TO THE COMPANY

April [•], 2021

HSBC Bank plc

J.P. Morgan Securities plc

Merrill Lynch International

as Representatives of the Underwriters

c/oHSBC Bank plc

8 Canada Square
London E145HQ

United Kingdom

J.P. Morgan Securities plc
25 Bank Street
Canary Wharf, Floor 04

London E145JP

United Kingdom

and

Merrill Lynch International

2 King Edward Street
London EC1A1HQ

United Kingdom

Ladies and Gentlemen:

We have acted as special United States counsel to Fomento Económico Mexicano, S.A.B. de C.V. (the “Company”), a sociedad anónima bursátil de capital variable organized under the laws of the United Mexican States (“Mexico”), in connection with the Company’s offering pursuant to a registration statement on Form F-3 (No. 333-233960) of € [•] aggregate principal amount of its [•] % Senior Notes due [•] and € [•] aggregate principal amount of its [•] % Senior Notes due [•] (collectively, the “Securities”). The Securities will be issued under an indenture dated as of April 8, 2013 (the “Base Indenture”) between the Company, as issuer, and The Bank of New York Mellon, as trustee (the “Trustee”), security registrar, paying agent and transfer agent, as supplemented by the Sixth Supplemental Indenture dated as of April [28], 2021 (the “Sixth

Supplemental Indenture” together with the Base Indenture, the “Indenture”) between the Company and the Trustee. Such registration statement, as amended as of its most recent effective date (April [19], 2021), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the U.S. Securities Act of 1933, as amended (the “Securities Act”)), including the documents incorporated by reference therein, but excluding Exhibit 25.1, is herein called the “Registration Statement;” the related prospectus dated September 26, 2019 included in the Registration Statement filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Base Prospectus;” the preliminary prospectus supplement dated April [19], 2021, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated April [21], 2021, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.”

This opinion letter is furnished pursuant to Section [6(j)] of the Underwriting Agreement dated April [21], 2021 (the “Underwriting Agreement”) between the Company and the several underwriters named in Schedule I thereto (the “Underwriters”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)an executed copy of the Underwriting Agreement;

(b)the Registration Statement;

(c)the Pricing Prospectus, and the document listed in Schedule I hereto;

(d)the Final Prospectus;

(e)a copy of the Securities in global form as executed by the Company and authenticated by the Trustee;

(f)executed copies of the Base Indenture and the Sixth Supplemental Indenture;

(g)the documents delivered to you by the Company at the closing pursuant to the Underwriting Agreement; and

(h)executed copies of the agreements identified in Exhibit A hereto.

In addition, we have reviewed the original or copies certified or otherwise identified to our satisfaction of all such other documents, and we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties in the Underwriting Agreement).

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.The Indenture has been duly executed and delivered by the Company under the law of the State of New York, and qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and is a valid, binding and enforceable agreement of the Company.

2.The Securities have been duly executed and delivered by the Company under the law of the State of New York and are the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

3.The statements under the headings “Description of Notes” and “Description of Debt Securities” in the Pricing Prospectus, considered together with the document listed in Schedule I hereto, and in the Final Prospectus, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions.

4.The statements made in the Pricing Prospectus under the heading “Taxation—U.S. Federal Income Tax Considerations”, considered together with the document listed in Schedule I hereto, and in the Final Prospectus, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Securities.

5.The Underwriting Agreement has been duly executed and delivered by the Company under the law of the State of New York.

6.The issuance and sale of the Securities to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Company of its obligations in the Underwriting Agreement, the Indenture and the Securities will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States of America or the State of New York that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws except as set forth in paragraph 7 below), (b) result in a breach of any of the terms and provisions of, or constitute a default under any of the agreements of the Company identified in Exhibit A hereto or (c) result in a violation of any United States federal or New York State law or published rule or regulation that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws except as set forth in paragraph 7 below).

We express no opinion, however, as to whether the issuance and sale of the Securities to the Underwriters pursuant to the Underwriting Agreement, or the performance by the Company of its obligations in the Underwriting Agreement, the Indenture and the Securities

will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

7.No registration of the Company under the U.S. Investment Company Act of 1940, as amended, is required for the offer and sale of the Securities by the Company in the manner contemplated by the Underwriting Agreement and the Final Prospectus and the application of the proceeds thereof as described in the Final Prospectus.

8.Under the laws of the State of New York relating to submission to jurisdiction, the Company, pursuant to Section [12] of the Underwriting Agreement, Section 115 of the Base Indenture and Section [•] of the Sixth Supplemental Indenture (a) has irrevocably submitted to the personal jurisdiction of any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York, in any action arising out of or related to the Underwriting Agreement, the Indenture and/or the Securities (b) to the fullest extent permitted by law, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and (c) has validly appointed CT Corporation System as its authorized agent for the purpose described in Section 12 of the Underwriting Agreement, Section 115 of the Base Indenture and Section [•] of the Sixth Supplemental Indenture; and service of process effected in the manner set forth in Section [12] of the Underwriting Agreement, Section 115 of the Base Indenture and Section [•] of the Sixth Supplemental Indenture will be effective to confer valid personal jurisdiction over the Company in any such action.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

With respect to the opinions expressed in paragraphs 1, 2 and 8 above and to the first sentence of Section 115 of the Base Indenture, the first sentence of Section [•] of the Sixth Supplemental Indenture and the first sentence of Section [12] of the Underwriting Agreement, we express no opinion as to the subject matter jurisdiction of any U.S. federal court to adjudicate any action relating to the Indenture, the Securities, or the Underwriting Agreement where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

We note that (a) with respect to the opinions expressed in paragraphs 1, 2 and 8 above, the designation in Section 115 of the Base Indenture and Section [•] of the Sixth Supplemental Indenture of the U.S. federal courts located in the Borough of Manhattan, The City of New York as the venue for actions or proceedings relating to the Indenture or the Securities, and the designation in Section [12] of the Underwriting Agreement of the U.S. federal courts located in New York City as the venue for actions or proceedings relating to the Underwriting Agreement, is (notwithstanding the waivers in Section 115 of the Base Indenture, Section [•] of the Sixth Supplemental Indenture and Section [12] of the Underwriting Agreement) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such federal court is an inconvenient forum for such actions or proceedings and (b) the enforceability in the United States of the waiver in Section 115 of the Base Indenture and Section [•] of the Sixth Supplemental Indenture by the Company of any immunity from jurisdiction or to service of process is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding U.S. federal statute and no controlling U.S. federal court decision on this issue. Accordingly, we express no opinion as to whether a U.S. federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order the conversion of the judgment into U.S. dollars.

We express no opinion as to the enforceability of the judgment currency indemnities in Section 1009 of the Indenture.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We are furnishing this opinion letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose, except that (i) this opinion letter may be relied upon by Carlos Eduardo Aldrete Ancira, General Counsel of the Company, as to matters of United States federal and New York state law as if this opinion were addressed to him, and (ii) the Trustee in its capacity as such may rely on numbered paragraphs 1, 2, 6, 7 and 8 of this opinion letter, in each case subject to the qualifications, limitations and assumptions stated herein. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,
CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:
Duane McLaughlin, a Partner

SCHEDULE I

Pricing Term Sheet, dated April 22, 2021, relating to the Securities

EXHIBIT A

1.	Indenture dated as of April 8, 2013 among the Company and the Trustee.
2.	First Supplemental Indenture dated as of May 10, 2013 among the Company, the Trustee and The Bank of New York Mellon SA/NV, Dublin Branch, as Irish paying agent.
3.

Second Supplemental Indenture dated as of March 18, 2016 among the Company, the Trustee The Bank of New York Mellon, London Branch, as London paying agent and transfer agent, and The Bank of New York Mellon SA/NV, Dublin Branch, as Irish paying agent.

4.	Third Supplemental Indenture dated as of January 16, 2020 between the Company and the Trustee.
5.	Fourth Supplemental Indenture dated as of February 12, 2020 between the Company and the Trustee.
6.	Fifth Supplemental Indenture dated as of June 25, 2020 between the Company and the Trustee.

ANNEX A-2

FORM OF NEGATIVE ASSURANCE LETTER OF U.S. COUNSEL TO THE COMPANY

April [•], 2021

HSBC Bank plc

J.P. Morgan Securities plc

Merrill Lynch International

as Representatives of the Underwriters

c/oHSBC Bank plc

8 Canada Square
London E145HQ

United Kingdom

J.P. Morgan Securities plc
25 Bank Street
Canary Wharf, Floor 04

London E145JP

United Kingdom

and

Merrill Lynch International

2 King Edward Street
London EC1A1HQ

United Kingdom

Ladies and Gentlemen:

We have acted as special United States counsel to Fomento Económico Mexicano, S.A.B. de C.V. (the “Company”), a sociedad anónima bursátil de capital variable organized under the laws of the United Mexican States, in connection with the Company’s offering pursuant to a registration statement on Form F-3 (No. 333-233960) of € [•] aggregate principal amount of [•]% Senior Notes due [•] and € [•] aggregate principal amount of its [•] % Senior Notes due [•] (collectively, the “Securities”). Such registration statement, as amended as of its most recent effective date (April [19], 2021), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the U.S. Securities Act of 1933, as amended (the “Securities Act”)), including the documents incorporated by reference therein, but excluding Exhibit 25.1, is herein called the “Registration Statement;” the related prospectus dated September 26, 2019 included in the Registration Statement filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Base Prospectus;” the preliminary prospectus supplement dated April [19], 2021, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated April [21], 2021, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.”

This letter is furnished pursuant to Section [6(j)] of the Underwriting Agreement dated April [21], 2021 (the “Underwriting Agreement”) between the Company and the several underwriters named in Schedule I thereto (the “Underwriters”).

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus and the document listed in Schedule I hereto are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus, the Final Prospectus or the document listed in Schedule I hereto (except to the extent expressly set forth in numbered paragraphs 3 and 4 of our opinion letter to you of even date herewith), and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). We also are not passing upon and do not assume any responsibility for ascertaining whether or when any of the Pricing Prospectus, the Final Prospectus or the document listed in Schedule I hereto was conveyed to any person for purposes of Rule 159 under the Securities Act.

However, in the course of our acting as special United States counsel to the Company in connection with its preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus (but excluding the documents incorporated by reference in each of them) and the document listed in Schedule I hereto, we participated in telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, your representatives and representatives of your counsel, during which conversations the contents of the Registration Statement, the Pricing Prospectus, the Final Prospectus and the document listed in Schedule I hereto and related matters were discussed, and we reviewed the documents incorporated by reference in each of the Registration Statement, the Pricing Prospectus and the Final Prospectus and certain corporate records and documents furnished to us by the Company.

Based on our participation in such conversations and our review of such records and documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a) The Registration Statement (except the financial statements and schedules and other financial data (including management’s report on the effectiveness of internal control over financial reporting) included therein, as to which we express no view), at the time it became effective, and the Final Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

(b) No information has come to our attention that causes us to believe that the Registration Statement (except the financial statements and schedules and other financial data (including management’s report on the effectiveness of internal control over financial reporting) included therein, as to which we express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) No information has come to our attention that causes us to believe that the Pricing Prospectus, considered together with the amount and the price to the public of the Securities on the front cover of the Final Prospectus and the document listed in Schedule I hereto (except in each case the financial statements and schedules and other financial data (including management’s report on the effectiveness of internal control over financial reporting) included in the Pricing Prospectus, as to which we express no view), at [•] pm (New York time) on April [21], 2021, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No information has come to our attention that causes us to believe that the Final Prospectus (except the financial statements and schedules and other financial data (including management’s report on the effectiveness of internal control over financial reporting) included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We confirm to you that (a) based solely upon email confirmation of receipt of the filing of the Registration Statement and Rule 462(e) under the Securities Act, the Registration Statement is effective under the Securities Act, and (b) based solely upon a review of filings on the website of the Commission, no stop order with respect thereto has been issued by the Commission, and to the best of our knowledge, no proceeding for that purpose has been instituted or threatened by the Commission.

We are furnishing this letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the

Securities. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

Very truly yours,
CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:
Duane McLaughlin, a Partner

SCHEDULE I

Pricing Term Sheet, dated April 22, 2021, relating to the Securities.

ANNEX B

FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY

April [•], 2021

HSBC Bank plc

J.P. Morgan Securities plc

Merrill Lynch International

as Representatives of the Underwriters

c/oHSBC Bank plc

8 Canada Square
London E145HQ

United Kingdom

J.P. Morgan Securities plc
25 Bank Street
Canary Wharf, Floor 04

London E145JP

United Kingdom

and

Merrill Lynch International

2 King Edward Street
London EC1A1HQ

United Kingdom

Ladies and Gentlemen:

I am the General Counsel of Fomento Económico Mexicano, S.A.B. de C.V. (the “Company”), a publicly traded corporation (sociedad anónima bursátil de capital variable) organized under the laws of the United Mexican States (“Mexico”), and have acted as Mexican counsel to the Company in connection with the Company’s offering pursuant to a registration statement on Form F-3 (No. 333-233960) of € [•] aggregate principal amount of its [•] % Senior Notes due [•] and € [•] aggregate principal amount of its [•] % Senior Notes due [•] (collectively, the “Securities”) to be issued under an indenture dated as of April 8, 2013 (the “Base Indenture”) between the Company, as issuer, and The Bank of New York Mellon, as trustee (the “Trustee”), security registrar, paying agent and transfer agent, as supplemented by the Sixth Supplemental Indenture dated as of April [28], 2021 (the “Sixth Supplemental Indenture” together with the Base Indenture, the “Indenture”) between the Company and the

Trustee. Such registration statement, as amended as of its most recent effective date (April [19], 2021), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the U.S. Securities Act of 1933, as amended (the “Securities Act”)), including the documents incorporated by reference therein, but excluding Exhibit 25.1, is herein called the “Registration Statement;” the related prospectus dated September 26, 2019 included in the Registration Statement filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Base Prospectus;” the preliminary prospectus supplement dated April [19], 2021, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated April [21], 2021, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.”

This opinion letter is furnished pursuant to Section [6(k)] of the Underwriting Agreement dated April [21], 2021 (the “Underwriting Agreement”) between the Company and the several underwriters named in Schedule I thereto (the “Underwriters”).

In connection with the foregoing, I have reviewed copies of the following documents:

(i)	an executed copy of the Underwriting Agreement;
(j)	the articles of incorporation and by-laws (estatutos sociales) in effect of the Company and its Mexican subsidiaries;
(k)	the Pricing Prospectus, including the Company’s annual report on Form 20-F for the year ended December 31, 2020 (the “2020 Form 20-F”) incorporated by reference therein;
(l)	the document listed on Annex A hereto (the “Pricing Term Sheet”);
(m)	the Final Prospectus, including the 2020 Form 20-F incorporated by reference therein;
(n)	the Registration Statement, including the 2020 Form 20-F incorporated by reference therein;
(o)	executed copies of the global notes representing the Securities;
(p)	executed copies of the Base Indenture and the Sixth Supplemental Indenture;
(q)	the resolutions of the Board of Directors of the Company approving the issuance of the Securities and the transactions contemplated in the Underwriting Agreement;

(r)

the powers-of-attorney granted to officers of the Company, necessary for the execution of the Underwriting Agreement, the global notes representing the Securities, the Base Indenture and the Sixth Supplemental Indenture;

(s)	the documents delivered to you by the Company at the closing pursuant to the Underwriting Agreement; and
(t)	such other documents as I have deemed necessary as a basis for the opinions hereinafter expressed.

The Underwriting Agreement, the Securities, and the Indenture are herein, collectively, referred to as the “Transaction Documents.” Other capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Underwriting Agreement.

In addition, I have reviewed originals or copies, certified or otherwise identified to my satisfaction, of all such corporate records of the Company and its Mexican subsidiaries and such other instruments and other certificates of public officials, officers and representatives of the Company and its Mexican subsidiaries, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, I have assumed, without any independent investigation or verification of any kind, (i) the due authorization, execution and delivery by each party thereto (other than the Company) of the Underwriting Agreement and the Indenture; (ii) the validity, binding effect and enforceability of the Underwriting Agreement, the Indenture and the Securities under the laws of the State of New York, United States of America; (iii) that the Securities will be duly authenticated in accordance with the terms of the Indenture; (iv) the genuineness and authenticity of all signatures, opinions, documents and papers submitted to me (other than signatures of officers or attorneys-in-fact of the Company); and (v) that copies of all opinions, documents and papers submitted to me are complete and conform to the originals thereof. As to questions of fact material to the opinion hereinafter expressed, I have, when relevant facts were not independently established by me, relied upon certificates of the Company or its officers, including those delivered in connection with the Underwriting Agreement.

I express no opinion as to any laws other than the laws of Mexico, and I have assumed that there is nothing in the law of any other jurisdiction that affects the opinions set forth in this opinion letter, which is delivered based upon applicable law as of the date hereof. In particular, I have made no independent investigation of the laws of the United States of America or any jurisdiction thereof as a basis for the opinions stated herein and do not express or imply any opinion on or based on the criteria or standards provided for in such laws. As to questions related to the laws of the United States of America and the State of New York, I have relied, without making any independent investigation with respect thereto, and with your consent, for purposes of delivery of this opinion letter, on the opinion of Cleary Gottlieb Steen & Hamilton LLP delivered under the Underwriting Agreement and this opinion letter, to the extent such opinion contains assumptions and qualifications, shall, except with respect to matters of Mexican law, be subject to such assumptions and qualifications.

Based upon the foregoing, having regard for such other considerations as I deem relevant and subject to the further qualifications set forth below, I am of the opinion that:

9.The Company has been duly incorporated and is validly existing as a sociedad anónima bursátil de capital variable under the laws of Mexico, has the power and authority to enter into and perform its obligations under each of the Transaction Documents, and the power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Pricing Prospectus and the Final Prospectus, and, insofar as matters governed by Mexican law are concerned, is duly qualified for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

10.Each Mexican subsidiary of the Company has been duly organized and is validly existing as a corporation, sociedad anónima, sociedad anónima de capital variable, sociedad anónima promotora de inversión de capital variable, sociedad anónima bursátil de capital variable or sociedad de responsabilidad limitada de capital variable under the laws of Mexico, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Pricing Prospectus and the Final Prospectus, and, insofar as matters governed by Mexican law are concerned, is duly qualified for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

11.The Underwriting Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

12.The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

13.The Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated as provided in the Indenture and paid for and delivered as provided in the Underwriting Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

14.The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, does not and will not (i) conflict with or result in a breach or violation or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Mexican subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Mexican subsidiaries is a party or by which the Company or any of its Mexican subsidiaries is bound or to which any of the property or assets of the Company or any of its Mexican subsidiaries is subject, (ii) result in any breach or violation of the provisions of the estatutos sociales of the Company or any of its Mexican subsidiaries, or (iii) result in the violation of any Mexican law or statute or any judgment, order, rule or regulation of any Mexican governmental or regulatory authority or court.

15.No consent, approval, authorization, filing, order, registration or qualification of or with any Mexican governmental or regulatory authority or court is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities, and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the notice to the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores or “CNBV”), required pursuant to the second paragraph of Article 7 of the Mexican Securities Market Law (Ley del Mercado de Valores) and regulations thereunder, in respect of the issuance of the Securities, and (ii) the information required to be provided to the Mexican Tax Administration Service (Servicio de Administración Tributaria) in respect of the issuance of the Securities as provided under the applicable tax laws and regulations, failure to give any of which will not have any effect on the legality, validity or enforceability of any of the Transaction Documents.

16.The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Final Prospectus; and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

17.The statements in the Pricing Prospectus and the Final Prospectus on the cover page, as required by applicable law and the rules issued by the CNBV, and under the captions (i) “Enforceability of Civil Liabilities,” (ii) “Risk Factors—Risks Relating to Debt Securities,” (iii) “Description of Notes—Payment of Additional Interest,” and (iv) “Description of Debt Securities—Payment of Additional Interest,” insofar as such statements constitute a summary of matters of Mexican law or regulation or the provisions of documents referred to therein, fairly summarize the matters described therein in all material respects.

18.The statements in the Pricing Prospectus and the Final Prospectus under the caption “Taxation—Mexican Tax Considerations,” insofar as such statements constitute a summary of Mexican legal matters or Mexican regulation or legal conclusions, fairly summarize the matters described therein in all material respects.

19.The choice of law provisions under which New York state law is to govern each of the Transaction Documents will be recognized and given effect by Mexican courts and are valid under Mexican law; under the laws of Mexico, the irrevocable submission of the Company under each of the Transaction Documents to the jurisdiction of a U.S. federal or New York state court located in the Borough of Manhattan, The City of New York, and the waiver by the Company of defenses in a proceeding in such court are legal, valid and binding; the Company has validly and irrevocably appointed CT Corporation System as its authorized agent under the laws of Mexico for service of process under the Underwriting Agreement, the Indenture and the Securities, therefore service of process effected in the manner set forth in the Transaction Documents will be effective, insofar as matters of Mexican law are concerned, to confer valid personal jurisdiction over the Company; and any final judgment obtained in a U.S. federal or New York state court located in the Borough of Manhattan, The City of New York, arising out of or in relation to the obligations of the Company under the Transaction Documents would be enforceable against the Company in the courts of Mexico pursuant to Articles 569 and 571 of the Federal Civil Procedure Code (Código Federal de Procedimientos Civiles) and Article 1347-A of the Commerce Code (Código de Comercio), which provide, inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts, provided that:

7.such judgment is obtained in compliance with legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of the relevant Transaction Documents;

8.such judgment is strictly for the payment of a certain sum of money and has been rendered in an in personam action as opposed to an in rem action, provided that, under the Mexican Monetary Law (Ley Monetaria de los Estados Unidos Mexicanos), payments which should be made in Mexico in foreign currency, whether by agreement or upon a judgment of a Mexican court, may be discharged in Mexican currency at a rate of exchange for such currency determined by the Central Bank of Mexico (Banco de México) for the date when payment is made;

9.service of process was made personally (and not by mail) on the Company or on the appointed process agent, and a Mexican court would consider a service of process upon the duly appointed agent to be personal service of process meeting Mexican procedural requirements (and I note that the Company has duly made the appointment of CT Corporation System as its authorized process agent);

10.such judgment does not contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico or generally accepted principles of international law;

11.the applicable procedure under the law of Mexico with respect to the enforcement of foreign judgments (including the issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof), is complied with;

12.such judgment is final in the jurisdiction where it was obtained;

13.the action in respect of which such judgment is rendered is not the subject matter of a pending lawsuit or final judgment among the same parties before a Mexican court; and

14.any such foreign courts would enforce final judgments issued by federal or state courts of Mexico as a matter of reciprocity.

20.The Company and its Mexican subsidiaries possess all material licenses, certificates, permits, consents, orders, approvals and other authorizations issued by the appropriate Mexican governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Pricing Prospectus and the Final Prospectus, with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

21.Except as described in the Pricing Prospectus and the Final Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending in Mexico to which the Company or its Mexican subsidiaries is or may be a party or to which any property of the Company or any of its Mexican subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, or to any of its Mexican subsidiaries could reasonably be expected to have a Material Adverse Effect.

22.The Company and its Mexican subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Mexican subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title, with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

23.The Company and its Mexican subsidiaries have filed all tax returns required to be filed and paid all Mexican taxes required to be paid through the date hereof and all assessments received by them to the extent such taxes or assessments have become due and are not being contested in good faith; and there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Mexican subsidiaries or any of their respective properties or assets, other than for taxes that are being contested in good faith and as to which appropriate reserves have been established by the Company.

24.There are no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes payable by or on behalf of the Underwriters to Mexico or to any taxing authority thereof or therein in connection with (i) the delivery of the Securities by the Company to the Underwriters in the manner contemplated by the Underwriting Agreement, (ii) payments of the principal of and any premium (if any), interest and other amounts on the Securities to holders of such Securities, except with respect to payments of interest to non-residents of Mexico as described in the Pricing Prospectus and the Final Prospectus, or (iii) the sale and delivery of the Securities by the Underwriters to subsequent purchasers thereof in accordance with the terms of the Underwriting Agreement.

25.Each of the Transaction Documents is in proper legal form under the laws of Mexico for the enforcement thereof against the Company; to ensure the enforceability or admissibility in evidence of each of the Transaction Documents in Mexico, it is not necessary that any of such Transaction Documents, or any other document, instrument or security, be filed or recorded with any court or other authority or person in Mexico.

26.None of the holders of the Securities, the Underwriters or the Trustee will be deemed resident, domiciled, carrying on business or subject to taxation in Mexico solely by reason of the execution, delivery, performance or enforcement of any of the Transaction Documents or by virtue of the ownership or transfer of Securities.

27.Under current Mexican laws and regulations, there is no restriction imposed by the government of Mexico, including the Central Bank of Mexico, which could prevent the Company from either converting Mexican currency into U.S. dollars or transferring U.S. dollars outside of Mexico in connection with its obligations under the Indenture.

28.It is not necessary under current Mexican laws that any of the Underwriters, the holders of the Securities or the Trustee be licensed, qualified or entitled to do business in Mexico, or to comply with any foreign registration or qualification statute in Mexico, (a) in order to enable any of the Underwriters or the holders of the Securities or the Trustee to enforce any Transaction Document or to exercise their respective rights or remedies under any Transaction Document, or (b) by reason only of the execution, delivery, performance or enforcement of any Transaction Document by any of the Underwriters or the holders of the Securities or the Trustee.

29.The Company is generally subject to suit in Mexico and the execution and delivery by the Company of the Transaction Documents constitute private and commercial acts of the Company. The Company does not have or is entitled to acquire any immunity from any legal proceedings in Mexico with respect to its obligations, liabilities, or any matter under or arising out of or in connection with the Transaction Documents in respect of itself or any of its properties.

This opinion is subject to the following qualifications:

15.Enforcement may be limited or affected by concurso mercantil, bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar laws of general application relating to or affecting the rights of creditors generally;

16.I note that the payment of interest on interest may not be enforceable under Mexican law;

17.In the event that proceedings are brought in Mexico seeking performance of the Company’s foreign currency obligations in Mexico, pursuant to Article 8 of the Mexican Monetary Law (Ley Monetaria), the Company may discharge such obligations by paying in Mexican currency any such sums due, at the rate of exchange determined by the Central Bank of Mexico for the date when payment is made;

18.In the event that any legal proceedings are brought in the courts of Mexico, a Spanish translation of the documents required in such proceedings, prepared by a court-approved translator, would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents;

19.The exercise of any prerogatives of the parties, although they may be discretionary, should be supported by the factual assumptions required for their reasonable exercise; in addition, under Mexican law, the Company will have the right to contest in court any notice or certificate of such party purporting to be conclusive and binding;

20.Claims may become barred under the statutes of limitation or may be or become subject to defenses of set-off or counterclaim;

21.As to the provisions contained in the Underwriting Agreement and the Indenture regarding service of process, it should be noted that service of process by mail does not constitute personal service under Mexican law and, since such service is considered to be a basic procedural requirement under such law, if for purposes of proceedings outside Mexico service of process is made by mail, a final judgment based on such service of process may not be enforced by the courts of Mexico;

22.With respect to Section [12] of the Underwriting Agreement, Section 115 of the Base Indenture and Section [•] of the Sixth Supplemental Indenture, I note that the irrevocability of the appointment of CT Corporation System as the Company’s authorized agent for service of process may not be enforceable under Mexican law and, as a consequence, such appointment may be legally revoked;

23.I express no opinion as to Sections 505 (Trustee May Enforce Claims Without Possession of Securities), 509 (Restoration of Rights and Remedies) and 1009 (Indemnification of Judgment Currency) of the Indenture and as to Section [15] of the Underwriting Agreement;

24.I note that any covenants of the Company which purport to bind it on matters reserved by law to shareholders, or which purport to bind shareholders to vote or refrain from voting their shares in the Company are not enforceable, under Mexican law, through specific performance;

25.Except as specifically stated herein, I make no comment with regard to any representation which may be made by the Company in any of the documents referred to above or otherwise; and

26.The Securities do not constitute pagarés under Mexican law and would not provide the holder thereof access to the Executive Summary Procedure (Vía Ejecutiva Mercantil) in a proceeding brought to enforce payment of any such Securities.

I am furnishing this opinion to you, as Underwriters, solely for your benefit. Cleary Gottlieb Steen & Hamilton LLP may rely upon this opinion in rendering their opinion to you pursuant to the Underwriting Agreement. This opinion is not to be relied upon by anyone else or used, circulated, filed, quoted or otherwise referred to for any other purpose, other than in the Underwriting Agreement and in the list of closing documents, without my prior written consent, except that it may be relied upon by the Trustee in its capacity as such (excluding paragraphs 3, 9 and 10).

This opinion is being rendered based on the legal provisions applicable in Mexico as of the date hereof. I assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if I become aware of any facts that might change the opinions expressed herein after the date hereof.

Very truly yours,

By:
Carlos Eduardo Aldrete Ancira
General Counsel

Signature Page to General Counsel Opinion

Annex A

Pricing Term Sheet, dated April 22, 2021, relating to the Securities.